UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________

FORM 8-K
__________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2017

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10716 (Commission File Number)	38-2687639 (IRS Employer Identification No.)
39400 Woodward Avenue, Suite 130 Bloomfield Hills, Michigan (Address of principal executive offices)		48304 (Zip Code)
Registrant's telephone number, including area code: (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	TriMas Corporation (the “Corporation”) held its 2017 Annual Meeting of Shareholders on May 11, 2017 (“Annual Meeting”).

There were a total of 45,711,986 shares of the Corporation’s common stock outstanding and entitled to vote at the Annual Meeting and there were 44,299,055 shares of common stock represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the Annual Meeting.

(b)	Shareholders voted on the matters set forth below.

1. The nominees for election to the Company’s Board of Directors (“Board”) were elected to hold office for a three year term based upon the following votes:

NOMINEE	VOTES FOR	VOTES AGAINST	BROKER NON-VOTES
Richard M. Gabrys	40,657,588	2,369,721	1,271,746
Eugene A. Miller	39,947,998	3,079,311	1,271,746
Herbert K. Parker	42,964,031	63,278	1,271,746

2. The proposal to ratify the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for the 2017 fiscal year was approved based upon the following votes:

Votes for approval	43,895,391
Votes against	397,909
Abstentions	5,755
Broker non-votes	N/A

3. The proposal to approve the TriMas Corporation’s 2017 Equity and Incentive Compensation Plan was approved based upon the following votes:

Votes for approval	41,660,120
Votes against	1,337,424
Abstentions	29,765
Broker non-votes	1,271,746

4. The proposal to approve, on an advisory basis, executive compensation was approved based on the following votes:

Votes for approval	42,880,435
Votes against	115,208
Abstentions	31,666
Broker non-votes	1,271,746

5. The proposal on the frequency of future advisory votes on executive compensation received the following votes:

For 1 year	37,424,331
For 2 years	19,730
For 3 years	5,556,341
Abstentions	26,907
Broker non-votes	N/A

Based upon the results set forth in item (b)(5) above, and consistent with the Board’s recommendation, the Board has determined that advisory votes on executive compensation will be submitted to shareholders on an annual basis until the next required vote on the frequency of such votes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

May 15, 2017	By:	/s/ Joshua A. Sherbin
Name: Joshua A. Sherbin
Title: Senior Vice President, General Counsel
and Secretary